UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

HATTERAS FINANCIAL CORP.

(Exact name of registrant specified in its charter)

Maryland	1-34030	26-1141886
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (336) 760-9331

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2014, Hatteras Financial Corp. (the “Company”) held its annual meeting of shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of six directors of the Company to hold office until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

(iii)	the approval, by non-binding vote, of executive compensation.

The six nominees were elected, the appointment of Ernst & Young LLP as the independent registered public accounting firm was ratified and executive compensation was approved. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non- Votes
Michael R. Hough	47,791,431	10,977,133	-0-	29,358,879
Benjamin M. Hough	46,378,809	12,389,755	-0-	29,358,879
David W. Berson	47,527,626	11,240,938	-0-	29,358,879
Ira G. Kawaller	47,453,507	11,315,057	-0-	29,358,879
Jeffrey D. Miller	47,495,955	11,272,609	-0-	29,358,879
Thomas D. Wren	47,877,470	10,891,094	-0-	29,358,879

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non- Votes
86,903,722	688,471	535,250	N/A

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non- Votes
55,946,954	2,237,665	583,945	29,358,879

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

By:	/s/ Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and
Secretary

Dated: May 8, 2014